AISLING CAPITAL III, LP By: Aisling Capital Partners III, LP General Partner By: Aisling Capital Partners III LLC General Partner By: /s/ Lloyd Appel Name: Lloyd Appel Title: CFO AISLING CAPITAL PARTNERS III, LP By: Aisling Capital Partners III LLC General Partner By: /s/ Lloyd Appel Name: Lloyd Appel Title: CFO AISLING CAPITAL PARTNERS III LLC By: /s/ Lloyd Appel Name: Lloyd Appel Title: CFO /s/ Dov Goldstein Dov Goldstein /s/ Steve Elms Steve Elms /s/ Andrew Schiff Andrew Schiff /s/ Dennis Purcell Dennis Purcell